ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

This Summary Disclosure is merely a summary of the attached Agreement provided for the convenience of the Client and the Client is urged to read the entire Agreement for all details In any conflict between this Summary Disclosure and the Agreement, the Agreement prevails Further, the Client understands that CCL assumes no responsibility for the accuracy of this Summary Disclosure and is not liable for any conflict between this Summary Disclosure and the Agreement, absent gross negligence or willful misconduct

SUMMARY DISCLOSURE

(all terms subject to the terms and conditions of this Agreement)

Initial Purchase Price (up to): 80%
Interest Rate: New York Prime Rate plus 1% (based upon funds employed)
Servicing Fee: An incremental 0 60% each 15 days (based upon Net Face Amount) Example: Invoice payment received 44 days from date account purchased equals a total Servicing Fee of 1 80%

This AGREEMENT is entered into by and between **MICHELE AUDIO CORPORATION OF AMERICA D/B/A MICHELEX INDUSTRIAL GROUP**, a(n) New Jersey corporation, having its principal place of business at 63 Trade Road Massena, New York 13662 ("Client"), and **COMMERCIAL CAPITAL LENDING, LLC** located at 11135 Industriplex Boulevard, Suite 1500, Baton Rouge, Louisiana 70809 (hereinafter referred to as "CCL.")

AGREEMENT

1 **Definitions and Construction**. For the purpose of this Agreement the following terms have been given the following meanings:

1 1 **Account Debtor**" - the obligor on an Account

1 2 "**Accounts**" - accounts (as defined in the Uniform Commercial Code) created by the Client

1 3 "**Agreement**" - This Accounts Receivable Purchase Agreement as modified or amended from time to time, and any exhibits or attachments to this Agreement

1 4 "**Balance Subject to Interest**" – The difference between the unpaid Net Face Amount of Purchased Accounts and the Reserve Percentage

1 5. "**Avoidance Claim**" - any claim that any payment received by CCL from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute

1 6 "**CCL**" - see preamble

1 7 **CCL Investment**" - with respect to a Purchased Account, the sum of (i) the Initial Purchase Price, plus (ii) all unpaid fees and charges owed by Client to CCL relating to said Purchased Account

1 8 **CCL Investment Percentage**" - 100% less the Reserve Percentage

1 9 **Client**" - see Preamble

1 10 "**Closed**" - a Purchased Account is closed upon the first to occur of (i) receipt of full payment by CCL or (ii) the unpaid balance has been charged to the Reserve Account by CCL pursuant to the terms hereof

1 11 "**Collateral**" - all now owned and hereafter acquired personal property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation Accounts, Chattel Paper, Instruments, including Promissory Notes, Investment Property Documents, and General Intangibles Collateral excludes Inventory and Equipment

1 12 **Default Interest Rate**" – The Interest Rate plus ten percent (10%) per annum

1.13 "**Early Termination Fee**" - all fees paid or payable by Client pursuant to Section 5 hereof in the ninety (90) day period preceding the date on which the termination is to be made

1 14 "**Eligible Account**" - an Account which is not an Ineligible Account

1 15 "**Events of Default**" - see Section 14

Initials:

1.16 "Exposed Payments" – Payments received by CCL from an Account Debtor which has become subject to a bankruptcy proceeding to the extent such payments cleared said Account Debtor's deposit account within ninety days of the commencement of said bankruptcy case

1.17 "Ineligible Accounts" - Purchased Accounts:

1.17.1 that do not conform with the representations and warranties set forth in Section 11 of this Agreement;

1.17.2 or any portion thereof for which payment has not been received by CCL, for any reason, within ninety (90) days of the date of invoice;

1.17.3 which are owned by CCL at the time that Client has committed an Event of Default hereunder

1.18 "Initial Purchase Price" - the Purchase Price less the Reserve Percentage relating to that Purchased Account.

1.19 "Interest" - The product of the Interest Rate multiplied by the average daily Balance Subject to Interest, computed on a 360 day year

1.20 "*Interest Rate*" - One percent (1%) over the Prime Rate

1.21 "Invoice" - the document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates

1.22 "Maximum CCL Investment" - the product of the Net Face Amount of Purchased Accounts multiplied by the CCL Investment Percentage

1.23 "Misdirected Payment Fee" - fifteen percent (15%) of the amount of any payment on account of a Purchased Account where said payment has been received by Client and not immediately delivered in kind or the proceeds paid by Client to CCL.

1.24 "Missing Notation Fee" – fifteen percent (15%) of the Net Face Amount

1.25 "Net Face Amount" - the gross amount of a Purchased Account, based on shortest selling terms, less all credits, discounts, and allowances to which the Account Debtor is entitled

1.26 "Obligations" - all present and future obligations owing by Client to CCL, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Client is a debtor, and all principal, interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Client or incurred by CCL in connection with this Agreement and/or the transaction(s) related thereto

1.27 "Primary Defaults" - Events of default as set forth in Sections 14.1, 14.2, 14.4, or 14.7 herein

1.28 "Prime Rate" – the "prime rate" set forth in the Wall Street Journal as the "prime rate." If said prime rate is set forth as a range, the Prime Rate hereunder shall be the highest rate in said range

1.29 "Purchase Price" – the Net Face Amount of a Purchased Account

1.30 "Purchase Schedule" - a numbered schedule prepared by CCL listing those Accounts purchased by CCL from Client

1.31 "Purchased Account" - an Account which has been purchased by CCL from Client hereunder

1.32 "Reserve Account" - an account established in the records of CCL (and not a segregated or separate account) representing the difference between the CCL Investment and the Net Face Amount of Purchased Accounts

1.33 "Reserve Percentage" - Twenty percent (20%)

1.34 "Servicing Fee" - with respect to any Purchased Account which is unpaid in whole or in part, the product of the Servicing Fee Percent multiplied by the Net Face Amount of such Purchased Account

1.35 "Servicing Fee Percent" - Six-tenths percent (0.60%)

1.36 "Servicing Fee Increment" - Fifteen (15) day period

Initials: ____

1.37 "Settlement Amount"- payments received by CCL as proceeds of Purchased Accounts listed on a Purchase Schedule in excess of the CCL Investment relating thereto

2 **Sale and Acceptance of Accounts**

2.1 The Client may tender to CCL for purchase pursuant to this Agreement certain of its Accounts by delivering to CCL copies of the Invoices or the original Invoices and any additional backup documentation relating thereto as directed by CCL

2.2 CCL will conduct such examination and verification of the Accounts, and such credit investigation of the Account Debtors, as it considers necessary or desirable, and will notify the Client as to which of the individual Accounts tendered by the Client, if any, CCL elects to purchase from the Client. CCL shall have the absolute right, in its sole discretion, to reject any or all of the Accounts tendered to it by the Client, irrespective of whether or not CCL has previously purchased Accounts from the Client or has purchased Accounts of any particular Account Debtor

2.3 Those Accounts which CCL elects to purchase from the Client shall be listed in a Purchase Schedule sent by CCL to Client. Client shall have been deemed to have sold to CCL, and CCL shall be deemed to have purchased all right, title, and interest of the Client in and to the Accounts listed on the Purchase Schedule

3 **Payment of Purchase Price**

3.1 The Initial Purchase Price for each Purchased Account, less any amounts due by Client to CCL hereunder, shall be paid to the Client in immediately available funds at the time of purchase

3.2 Client shall not permit the CCL Investment to exceed the Maximum CCL Investment, and any such excess shall be paid by Client to CCL on demand

4 **Reserve Account.**

4.1 Refund of Reserve Account. CCL shall pay to Client all amounts received by CCL in payment of Purchased Accounts any Settlement Amount, net of any amount due to CCL by Client hereunder. Any amounts due hereunder will be available to Client two (2) business days from CCL's receipt thereof

4.2 CCL may reduce the Reserve Account by any amounts due from Client to CCL hereunder

4.3 CCL may increase the Reserve Account at any time without notice if in the exercise of its reasonable discretion such increase is necessary to reflect events, conditions, contingencies or risks which do or may affect the value of the Collateral or Client's ability to perform its obligations hereunder

4.4 CCL may pay any amounts due Client hereunder by a credit to the Reserve Account;

4.5 Upon termination of this agreement CCL, may retain the Reserve Account unless and until Client has executed and delivered to CCL a general release in the form of Exhibit A hereto

4.6 Exposed Payments

4.6.1 Upon termination of this Agreement, Client shall pay to CCL (or CCL may retain), to hold in a non-segregated non-interest bearing account, the amount of all Exposed Payments (the "Preference Reserve")

4.6.2 CCL may charge the Preference Reserve with the amount of any Exposed Payments which CCL pays to the bankruptcy estate of the Account Debtor which made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code

4.6.3 CCL shall refund to Client from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Account Debtor or otherwise

5 **Fees.**

5.1 **Servicing Fee** Client shall pay to CCL, when a Purchased Account is Closed, the Servicing Fee at the end of each Servicing Fee Increment (or portion thereof) from the date purchased until the date Closed

5.2 **Interest** Client shall pay to CCL the Interest, on the first day of the month following the month in which it accrues

5.3 **Misdirected Payment Fee** Client shall pay any Misdirected Payment Fee to CCL, immediately upon accrual.

5.4 **Missing Notation Fee.** Client shall pay the Missing Notation Fee on any Account that is sent by Client to an Account Debtor which does not contain the notice as required by Section 7.1 hereof, immediately upon accrual

Initials: ______

6 Repurchase of Accounts CCL may require that Client repurchase, by payment of the CCL Investment, on demand, or, at CCL's option, by CCL's charge to the Reserve Account:

6 1 Any Purchased Account which becomes an Ineligible Account;

6 2 Any Purchased Account, the payment of which has been disputed by the Account Debtor obligated thereon, CCL being under no obligation to determine the bona fides of such dispute;

6 3 Any Purchased Account for which Client has breached its warranty under Section 11 hereunder;

6 4 Any Purchased Account owing from an Account Debtor which in CCL's reasonable credit judgement has become insolvent; and

6 5 All Purchased Accounts upon the occurrence of an Event of Default or upon the termination date of this Agreement

7 Collection of Accounts; Special Power of Attorney.

7 1 Client shall direct the Account Debtors on Accounts to make payment as directed by CCL by providing such notation on an Invoice as CCL shall direct

7 2 Any payments from Account Debtors received by Client contrary to payment instructions given to such Account Debtors shall be delivered in kind to CCL immediately upon receipt

7 3 Client hereby grants CCL an irrevocable power of attorney (which, being coupled with an interest, is irrevocable) for the purpose of acting on Client's behalf to:

7 3.1 endorse or sign Client's name on any checks or other instruments which come into CCL's possession with respect to Accounts;

7 3 2 negotiate, transfer, deposit, and otherwise deal with such checks or other instruments as the sole owner thereof; and

7 3 3 to settle, compromise, enforce and attempt to collect any Purchased Account or, after the occurrence of an Event of Default any Account

7 4 After an Event of Default, Client hereby grants CCL an irrevocable power of attorney (which being coupled with an interest, is irrevocable) for the purpose of acting on Client's behalf to change the address for the delivery of mail to CCL's address and to receive and open mail addressed to Client

7.5 In granting this Power of Attorney, Client hereby cancels and revokes all previous powers of attorney in respect of the matters comprised herein which have been granted to any other person

8 Security Interest

8 1 As collateral securing the Obligations, Client grants to CCL a continuing first priority security interest in and to the Collateral

8 2. Notwithstanding the creation of the above security interest, the relationship of the parties shall be that of purchaser and seller of accounts, and not that of lender and borrower

9 Affirmative Covenants.

9 1 Client shall provide CCL with:

9 1 1 copies of Client's bank deposit records periodically, if requested by CCL;

9 1 2 Client's financial statements within thirty (30) days of the close of the Client's prior calendar month, which shall be certified by a responsible officer of Client Any supporting detail which CCL may request in connection with its review and analysis of the monthly financial statements of Client shall be furnished to CCL upon request

9.2 Client shall allow CCL to enter Client's premises during normal business hours to perform its review of Client's records relating to the Collateral, or for any other purpose reasonably necessary to facilitate this Agreement

9.3 Client shall pay when due all payroll and other taxes, and shall provide proof thereof to CCL in such form as CCL shall reasonably require

Initials: ______

10 **Notification to Account Debtors.** CCL may at any time give notice to Account Debtors that payments on Accounts shall be made directly to CCL. Such notice may be in the form of Exhibit "B" hereto. Client will execute a letter in the form of Exhibit "C" hereto in support thereof.

11 ***Representations and Warranties***

11.1 Client expressly warrants, represents and covenants as follows:

11.1.1 Client shall immediately notify CCL in writing upon it acquiring any facts which would cause a Purchased Account to become an Ineligible Account.

11.1.2 Client has good and indefeasible clear title to the Collateral and has the right, power and authority, subject to all applicable governmental regulations, to sell Purchased Accounts hereunder and to grant a security interest in the Collateral to CCL;

11.1.3 the Collateral is not subject to, and is free and clear of, any lien, claim, pledge, security interest or encumbrance of any kind;

11.1.4 Client is properly licensed and authorized to operate its business under all applicable State and Federal laws in the name designated for Client on the signature page of this Agreement;

11.1.5 Client will not assign, pledge, subordinate, give a security interest in or otherwise transfer any Collateral to any entity other than CCL or its assigns;

11.1.6 this Agreement is binding upon Client as well as upon Client's successors, representatives and assigns, and is legally enforceable in accordance with its terms;

11.1.7 Client will record its sale of Purchased Accounts to CCL and make notations recording such sales in its accounting records and books. Client hereby binds itself, its successor and assigns to warrant and forever defend title in and to the Collateral unto CCL, its successors and assigns, against any and every person whomsoever may assert any claim to the Collateral or any part thereof.

11.1.8 The Purchased Accounts are and will remain:

11.1.8.1 bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Client's business;

11.1.8.2 unconditionally owed and will be paid to CCL without defenses, disputes, offsets, counterclaims, or rights of return or cancellation;

11.1.8.3 Not sales to any entity which is affiliated with Client or in any way not an "arms length" transaction.

11.1.9 Client has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

11.2 The foregoing representations, covenants and warranties will run to the benefit of CCL's successors and assigns and will be continuing in nature and will remain in full force and effect until all obligations and sums owing to CCL by Client have been fully performed, paid and satisfied, whether or not this Agreement is canceled or terminated. Client does hereby bind itself, its successors and assigns, to indemnify and hold CCL (and its successors and assigns) harmless from any and all cost incurred by CCL and its successors and assigns, including attorney's fees and court costs, for breach of any warranty expressed in this Section.

12 **ACH Authorization**. In order to satisfy any of the Obligations, CCL is hereby authorized by Client to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Client wherever located.

13 **Avoidance Claims**

13.1 Client shall indemnify CCL from any loss arising out of the assertion of any Avoidance Claim and shall pay to CCL on demand the amount thereof.

13.2 Client shall notify CCL within two (2) business days of it becoming aware of the assertion of an Avoidance Claim.

13.3 This Section 13 shall survive termination of this Agreement.

14 **Events of Default**. Client will be in default of this Agreement upon the happening of any of the following events (herein called "Events of Default"):

14.1 the failure by Client to pay any sums due to CCL;

Initials: ________

14.2 the happening of any event which results in the creation of a Misdirected Payment Fee;

14.3 the failure by Client to provide any reports or other information to CCL as required hereunder;

14.4 the denial to CCL of access to Client's premises or records as required herein;

14.5 the breach of any warranty, covenant or representation made herein or in connection herewith;

14.6 the commencement of any insolvency or debtor-relief proceeding by or against Client;

14.7 Client's failure to pay any State or Federal tax when due;

14.8 The Client or any present or future guarantor of the obligations becoming indicted or the target of any criminal investigation by any law enforcement authority, or the service of a subpoena or other discovery on the Client in connection with any claim asserted against the Client or any guarantor by any governmental authority;

14.9 A sale, hypothecation or other disposition is made of twenty percent (20%) or more of the beneficial interest in any class of voting stock of Client, without the written consent of CCL

15 Remedies

15.1. Upon the occurrence of a Primary Default, or an Event of Default other than a Primary Default which has not been cured within three (3) business days after notice by CCL to Client, CCL may:

15.1.1 elect to declare any and all Purchased Accounts to be Ineligible Accounts;

15.1.2 declare that all Obligations are immediately due and payable without notice and without opportunity for cure;

15.1.3 Charge the Default Interest Rate instead of the Interest Rate on the Balance Subject to Interest

15.1.4 commence and effect collection of any and all Collateral by whatever means CCL deems reasonable and necessary, without recourse to judicial proceedings against Client Client expressly relieves and releases CCL and its assigns as the secured party, of any and all liability or responsibility whatever which might arise because of CCL's or its assign's failure to enforce by judicial process, or otherwise, any Account, or because of its failure to give any notice or make any demand with regard thereto

15.2. CCL shall have all rights and remedies of a secured party under applicable law, including the right to enter, during normal business hours, upon the premises where any Collateral is located and take immediate possession of such Collateral and remove same from such premises

15.3 To the extent deemed reasonably necessary by CCL to aid in the collection of the Collateral, CCL will have the right to the use of any computer hardware, software, account ledgers, books, records, files and computer disks used by Client pertaining to the Collateral

15.4 CCL may avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for collection of said sums due and the enforcement of the covenants, warranties and representations herein and resort to any one or combination of such remedies provided hereunder will not prevent the concurrent or subsequent employment of any other appropriate remedy

16. Survival All representations, warranties and agreements herein contained on the part of Client shall be effective so long as Obligations remain outstanding

17. Severability of Provisions In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby

18. Amendment and Waiver This Agreement shall not be changed, modified, amended, or terminated except by a writing duly executed by CCL and Client

19 No Waiver No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which CCL may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver of any breach or default of Client hereunder be deemed a waiver of any default or breach subsequently occurring All rights and remedies granted to CCL hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which CCL would otherwise have Any waiver, permit consent or approval by CCL of any

Initials: ______

breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance

20 Successors and Assigns

20.1 This Agreement shall be binding upon and inure to the benefit of CCL, Client, and their respective successors and assigns.

20.2 CCL may assign its rights and delegate its duties hereunder. Upon such assignment, Client shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were CCL.

21 Waiver of Statute of Limitations. Client waives the pleading of any statute of limitations with respect to any and all actions in connection herewith.

22 Jurisdiction and Venue. Client hereby irrevocably agrees that all actions and proceedings arising out of or in any way connected with this Agreement shall be litigated in courts having situs within the City of Baton Rouge, State of Louisiana, and Client hereby consents and submits to the jurisdiction of any local, state or federal court located within said jurisdiction. Client hereby irrevocably appoints and designates the Secretary of State of Louisiana as Client's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Client agrees that service of such process upon such person shall constitute personal service of such process upon Client. Client hereby waives any right it may have to transfer or change the venue of any litigation arising out of or in any way connected with this Agreement.

23 Waiver of Trial by Jury. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

24 Costs and Expenses

24.1 Client agrees to reimburse CCL for all costs and expenses, including attorneys' fees, which CCL has incurred or may incur in:

24.1.1 negotiating, preparing, administering or enforcing this Agreement and any documents prepared in connection herewith;

24.1.2 protecting, monitoring, preserving or enforcing any lien, security interest or other right granted by Client to CCL (including travel expenses of CCL's employees and agents), or arising under applicable law, whether or not suit is brought.

24.1.3 connection with any federal or state insolvency proceeding commenced by or against Client, including those (i) arising out the automatic stay (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Client's plan thereunder;

24.1.4 connection with Client's sale of the Purchased Accounts and the grant of a security interest in and to the Collateral (and other accounts receivable) to CCL, filing fees, public records searches, and other expenses directly related to the sale of the Accounts and the perfection of the security interest. All such direct out-of-pocket expenses incurred by CCL shall be reimbursed by Client to CCL on demand.

24.2 All such costs and expenses which have been incurred on or prior to the execution hereof shall be paid contemporaneously with the execution hereof. Any such costs and expenses incurred subsequent to the execution hereof shall become part of the Obligations when incurred.

25 Term; Termination.

25.1 This Agreement will be effective for an initial term of one (1) year, commencing with the Effective Date as set forth below and will continue thereafter automatically renewing annually unless terminated by either party upon written notice of termination sent not less than thirty (30) nor more than ninety (90) days prior to the next anniversary date hereof specifying such party's intention to terminate this Agreement on the next anniversary date.

25.2 Early Termination Fee. In the event that Client seeks to terminate this Agreement other than as set forth in Section 25.1 above, Client shall pay the Early Termination Fee to CCL as a condition to CCL's consent thereto.

Initials: ______

25.3 No termination of this Agreement will in any way affect or impair any right of CCL arising prior thereto or by reason thereof, nor will any such termination relieve Client of any duty to CCL under, nor deny CCL any benefit from, this Agreement or otherwise until all of Obligations have been fully discharged

25.4 **No Lien Termination Without Release** In recognition of CCL's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Client, CCL shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Client and all guarantors of its obligations have executed and delivered to CCL a general release in the form of Exhibit A hereto. **Client understands that this provision constitutes a waiver of its rights under §9-513 of the UCC**

26 **State Law; Jurisdiction.** This Agreement is accepted, made and will be governed by the laws of the State of Louisiana without regard to conflict of laws principles. All sums due hereunder are payable in the State of Louisiana. Venue and jurisdiction will be exclusively in the state district courts of the Parish of East Baton Rouge, State of Louisiana. Both parties waive their right to trial by jury and agree to submit all disputed issues to the judge of any court in which any litigation is pending

27 **Miscellaneous** This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter herein and merges all prior discussion between them. Client may not assign any of its rights or obligations hereunder without the prior written consent of CCL; however, CCL may assign any of its rights and remedies. All notices pursuant to the Agreement must be in writing and will be deemed given when (1) mailed postage prepaid by certified or registered mail, return receipt requested, or (2) courier delivered personally to the party concerned at the address set forth herein, or (3) facsimile transmitted to the party concerned at the telecopier number given by the respective party. The provisions of this Agreement are severable and if any of these provisions will be held by any court of competent jurisdiction to be unenforceable, void or voidable, such holding will not affect or impair any other provision hereof. CCL may assign its rights and remedies including assignments for financing and/or collateralization purposes. Client consents to CCL or its assignees conducting a comprehensive due diligence review and financial history investigation relating to Client. This Agreement may be modified or amended only in writing signed by both parties

IN WITNESS WHEREOF, the respective authorized officers of the parties have executed this Agreement effective as of the date hereof.

Accepted in Baton Rouge, Louisiana this 13th day of May, 2005.

COMMERCIAL CAPITAL LENDING, LLC	MICHELE AUDIO CORPORATION OF AMERICA D/B/A MICHELEX INDUSTRIAL GROUP
By: [signature]	By: [signature]
Print Name: Patrick Hawley	Print Name: Thomas Gramuglia
Title: Pres	Title: Vice-President

Effective Date: May 13, 2005

Initials: [initials]

EXHIBIT A

GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits Commercial Capital Lending LLC ("Releasee"), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain Account Receivable Purchase Agreement dated (Effective Date of the Agreement)

Releasor agrees that the matters released herein are not limited to matters which are known or disclosed

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown claims

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed

DATED: ______________________

Individual Releasor:

____
[*Name of individual*], individually

Entity Releasor:

____
[*Client Name*]
By: ______________________
Name: ______________________
Title: ______________________

Initials: [initials]

EXHIBIT B

[form of notice to account debtor]

[LETTERHEAD OF COMMERCIAL CAPITAL LENDING, LLC]

Date

[name and address of account debtor]

Re: [Client's Name] (hereinafter referred to as "Client")

Ladies and Gentlemen:

We are pleased to advise you that Client has been approved for a credit facility with our company to help it expand its operations and to better serve its customers. As is the requirement in our financing contract, all present and future accounts have been assigned to us. To the extent that you are now indebted or may in the future become indebted to Client on an account, payment thereof is to be made to us and not to Client or any other entity. The payments should be made payable in the following fashion and mailed to:

Commercial Capital Lending, LLC
for A/C [Client's Name]
P.O. Box 41047
Baton Rouge, Louisiana 70835

This letter may only be revoked by notification in writing signed by one of our officers and acknowledged before a notary public.

Although no authorization by the Client is required for us to send this notice to you, we make it our practice to obtain such, and we have enclosed a copy for your records. The original is on file with us.

Please do not allow this letter to cause you any confusion, as this credit facility should certainly enhance Client's ability to better serve its customers and expand its business.

Very truly yours,

Enclosure

Initials: ______

EXHIBIT C

[authorization to notify account debtors]

[LETTERHEAD OF CLIENT]

(Date)

COMMERCIAL CAPITAL LENDING, LLC
P O Box 41047
Baton Rouge, LA 70835

Re: Notice of Assignment

Ladies and Gentlemen:

This letter will confirm that we have assigned our present and future accounts and general intangibles to you, and we authorize you to send notice of this to any insurance company, attorney, other third party payor, or any account debtor (collectively, "Obligors")

We understand that you may be sending a copy of this authorization to the Obligors, together with a notice of assignment and payment instruction, and we waive any claims which we may have against any Obligor arising out of their making payment to you as set forth therein

We also authorize you to instruct any Obligor to make payment directly to you as follows:

Commercial Capital Lending, LLC
for A/C {Client's Name}
P O Box 41047
Baton Rouge, LA 70835

This authorization is irrevocable until we have satisfied our obligations to you and you have terminated all agreements with us

Very truly yours,

[*client's name*]

BY: ______________________
NAME ______________________
TITLE ______________________

Initials: ______